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                                                                     EXHIBIT 3.1

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                               FRESH AMERICA CORP.

Fresh America Corp., pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts restated articles of incorporation, which accurately copy the articles of incorporation and all amendments thereto that are in effect to date and as further amended by such restated articles of incorporation as hereinafter set forth and which contain no other change in any provision thereof.

1. The name of the corporation is FRESH AMERICA CORP.

2. The following amendments to the Restated Articles of Incorporation were duly adopted by a written consent of the Board of Directors and by vote of the shareholders of the corporation taken at an annual meeting of shareholders:

     a. Article Four of the Restated Articles of Incorporation is amended and restated in its entirety (i) to increase the authorized capital stock of the corporation and (ii) to reduce the par value of the corporation's common stock.

3. Each amendment made by the Restated Articles of Incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act (the "TBCA"), and the Restated Articles of Incorporation and such amendments were duly adopted by the shareholders at an annual meeting of shareholders held on December 6, 2001 in accordance with Article 4.02 of the TBCA.

4. The number of shares of common stock (the "Common Stock") outstanding is 8,410,098, and the number of shares of Preferred Stock, Series D (the "Preferred Stock") outstanding is 77,000. The Common Stock and the Preferred Stock, voting together as a single class, with each share of Common Stock having one vote and each share of Preferred Stock having 250 votes, approved the Restated Articles of Incorporation with 20,077,278 votes in favor, 1,447,800 votes against and 1,782 votes abstaining. Holders of the corporation's outstanding Preferred Stock were entitled to vote as a class on the Restated Articles of Incorporation. The Preferred Stock approved the Restated Articles of Incorporation with 77,000 votes in favor, no votes against and no votes abstaining.

5. As a result of the decrease in par value of the 8,410,098 outstanding shares of common stock from $.01 per share to $.0001 per share, the stated capital of the corporation will decrease from $84,100.98 to $841.01.

6. The Statement Designating a Series of Preferred Stock, filed by the corporation with the Secretary of State of Texas on September 5, 2001, remains valid and effective for all purposes.

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7. The Articles of Incorporation and all amendments and supplements thereto are hereby superseded by the following Restated Articles of Incorporation which accurately copy the entire text thereof and as amended above set forth:

                                   ARTICLE ONE

         The name of the corporation is FRESH AMERICA CORP.

                                   ARTICLE TWO

         The period of its duration is perpetual.

                                  ARTICLE THREE

         The purposes for which the corporation is organized are to transact any lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

                                  Capital Stock

         The aggregate number of shares that the corporation shall have the authority to issue is 250,000,000 shares of common stock having a par value of $.0001 per share (the "Common Stock") and 1,000,000 shares of Preferred Stock having a par value of $1.00 per share (the "Preferred Stock"). The preferences, limitations and relative rights in respect of the shares of each class of capital stock of the corporation and the authority vested in the Board of Directors to divide the Preferred Stock into series and the variations in the relative rights and preferences between the shares of such series so established are as follows:

         Section 1. Preferred Stock. The shares of Preferred Stock may be
                    ---------------
divided into and issued in series, and each series shall be so designated as to distinguish the shares from the shares of all other series. All shares of Preferred Stock shall be of equal rank and identical except to the extent that variations in the relative rights and preferences enumerated in subparagraphs
(a) through (h) may be fixed and determined, from time to time, by the Board of Directors between series hereinafter established; and each share of a series shall be identical in all respects with the other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. Shares of any series which have been retired or cancelled in any manner, including shares redeemed or treasury shares returned and shares which have been converted into Common Stock or exchanged for shares of Preferred Stock of any other series, shall have the status of authorized but unissued shares of Preferred Stock.

         Authority is expressly granted to the Board of Directors, within the limitations and restrictions stated herein, to divide the shares of Preferred Stock into one or more series and, with respect to each series, to fix and determine in the resolution or resolutions providing for the issue

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of such shares the following relative rights and preferences as to which there may be variations between the series so established:

          (a) the distinctive designation of such series and the number of shares that shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

          (b) the rate of dividends payable on shares of such series, the conditions upon which and the dates when such dividends shall be payable;

          (c) the price or prices at, and the terms and conditions on which, shares of such series may be redeemed;

          (d) the amount payable on shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation;

          (e) the terms and conditions and the date or dates on which the shares of such series may be converted into shares of Common Stock;

          (f) subject to the limitations contained in Article 2.12B of the Texas Business Corporation Act, the rights, if any, of the holders of shares of such series to convert such shares into, or exchange shares for, shares of any other class or shares of any series of the same or any other class, and the terms and conditions of such conversion or exchange;

          (g) whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund, and, if so, the manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement and the terms and provisions relative to the operation thereof; and

          (h) the rights, if any, of the holders of shares of such series to vote.

         Section 2. Common Stock. The Common Stock is junior to the Preferred
                    ------------
Stock and is subject to all the rights, privileges, preferences and priorities of the Preferred Stock as herein set forth or as may be stated in any resolution or resolutions of the Board of Directors providing for the issue of a series of Preferred Stock. Subject to the prior and superior rights of the Preferred Stock and subject to the provisions and on the conditions set forth in Section 1 of this Article Four, or in any resolution or resolutions providing for the issue of a series of Preferred Stock, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors, may be declared and paid on the Common Stock from time to time out of any funds legally available therefor. In the event of any liquidation, dissolution or winding up of the affairs of the corporation, after payment to the holders of Preferred Stock of the amounts to which they are entitled pursuant to the resolution or resolutions of the Board of Directors providing for the

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issue of a series of Preferred Stock, the holders of Common Stock shall be entitled to share ratably in all assets then remaining subject to distribution to the shareholders.

         Section 3. Voting Rights. Except as otherwise provided by law, by these
                    -------------
Articles of Incorporation, or by the resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, the holders of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of Common Stock being entitled to one vote for each share held.

                                  ARTICLE FIVE

         The corporation will not commence business until it has received for the issuance of shares, consideration of the value of at least $1,000 in money, labor done or property actually received.

                                   ARTICLE SIX

         The street address of the registered office is 350 N. St. Paul Street, Dallas, Texas 75201, and the name of the registered agent at such address is CT Corporation.

                                  ARTICLE SEVEN

         Section 1.        Board of Directors.  The number of directors shall
                           ------------------
from time to time be fixed by, or in the manner provided in, the Bylaws of the corporation.

         Section 2.        Names and Addresses.  The names and addresses of the
                           ------------------
persons currently serving as directors of the corporation are:

Name                                          Address
----                                          -------
Arthur W.  Hollingsworth                      13355 Noel Road, Suite 2210
                                              Dallas, Texas 75240

Luke M.  Sweetser                             13355 Noel Road, Suite 2210
                                              Dallas, Texas 75240

Gregory Campbell                              3625 North Hall Street, Suite 610
                                              Dallas, Texas  75219

Darren Miles                                  1049 Avenue H East
                                              Arlington, Texas 76011

Colon Washburn                                210 N.  Walton Blvd., Suite 30
                                              Bentonville, Arkansas 72712

         Section 3.        Increase or Decrease of Directors.  The number of
                           ---------------------------------
directors may be increased or decreased from time to time by amendment to, or in the manner provided in, the


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Bylaws of the corporation; but no decrease shall have the effect of shortening the term of any incumbent director.

                                  ARTICLE EIGHT

     Pre-emptive rights are hereby denied. No shareholder of this corporation shall, by reason of such shareholder's ownership of stock, have a pre-emptive or other right to purchase, subscribe for, receive or acquire all or any part of any capital stock (either the unissued or treasury stock), notes, bonds, debentures, securities, stock options or warrants, or other securities convertible into or entitling the holder thereof to purchase any such capital stock (whether authorized by the Articles of Incorporation or by any amendment thereto) to be issued, optioned, sold, transferred or otherwise disposed of by the corporation at any time. Any part of any such stock, notes, bonds, debentures, securities, stock options or warrants may at any time be issued, optioned, sold, transferred or otherwise disposed of by this corporation to such persons and upon such terms as may seem proper to the Board of Directors in its absolute discretion, without first offering same or any part thereof to any existing shareholder.

                                  ARTICLE NINE

     (a) The corporation shall indemnify, to the fullest extent permitted by Texas law, every person who is or was a director of the corporation or is or was serving at the request of the corporation with respect to all costs and expenses incurred by such person as a result of such person being made or threatened to be made a defendant or respondent in a proceeding by reason of such person being a director of the corporation.

     (b) The corporation shall indemnify, to the fullest extent that indemnification for directors is permitted by Texas law, every person who is or was an executive officer of the corporation and any person who, while a director or executive officer of the Corporation, is or was serving at the request of the corporation as a director or officer or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise with respect to all costs and expenses incurred by such person as a result of such person being made or threatened to be made a defendant or respondent in a proceeding by reason of his holding a position named above in this paragraph.

     (c) The corporation shall advance expenses to any person named in paragraph
(a) or (b) of this Article who was, is or is threatened to be made a party in a proceeding by reason of such person's holding a position named in paragraph (a) or (b), to the fullest extent permitted by Texas law.

     (d) It is the intent of the corporation to indemnify the persons referred to in this Article to the fullest extent permitted by law. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement, vote of shareholders or directors, the corporation's bylaws or otherwise, or under any policy or policies of insurance purchased and maintained by the corporation on behalf of any such person, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who


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has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (e) The indemnification provided by this Article shall be subject to all valid and applicable laws, including, without limitation, Article 2.02-1 of the Texas Business Corporation Act, and, in the event this Article or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Article shall be regarded as modified accordingly, and, as so modified, shall continue in full force and effect.

                                   ARTICLE TEN

     A director of the corporation is not liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this provision does not eliminate or limit such director's liability for:

     1. A breach of the director's duty of loyalty to the corporation or its shareholders or members;

     2. An act or omission not in good faith that constitutes a breach of duty of the director to the corporation, or an act or omission that involves intentional misconduct or a knowing violation of the law;

     3. A transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

     4. An act or omission for which the liability of a director is expressly provided for by an applicable statute.

                                 ARTICLE ELEVEN

     Any action required by the Texas Business Corporation Act to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

                                 ARTICLE TWELVE

     Special meetings of the shareholders of the corporation may be called by the Chairman of the Board, the President, the Board of Directors or the holders of at least fifty percent (50%) of all the shares entitled to vote at the proposed special meeting, but not by any other person or persons.



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                                ARTICLE THIRTEEN

     The Bylaws of the corporation may be altered, amended or repealed in whole or in part by the affirmative vote of the majority of the directors of the Board of Directors or by the affirmative vote of the holders of at least 66 2/3% of the issued and outstanding shares then entitled to vote on such amendment. The words "amend" and "amended" shall be broadly interpreted to include alterations, modifications, additions and repeal, in whole or in part.


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EXECUTED THIS 31st day of July, 2002.


                                   FRESH AMERICA CORP.

                                   By: /s/ Cheryl A. Taylor
                                       --------------------
                                   Cheryl A. Taylor, Executive Vice President,
                                   Treasurer, Controller and Assistant Secretary